UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 30, 2009

Date of Report (date of earliest event reported)

MAGMA DESIGN AUTOMATION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-33213	77-0454924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1650 Technology Drive

San Jose, California 95110

(Address of principal executive offices)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On January 30, 2009, the management of Magma Design Automation, Inc. (“Magma”) approved the implementation of a series of actions designed to reduce operating costs. These actions are the result of Magma’s efforts to improve its cost structure and to align better its resources and improve operating efficiencies and also are a reflection of the state of the global economy. As part of these actions, Magma has reduced employment levels, closed two sales and support offices in North America and one in Europe, and plans to consolidate its Beijing, China operations into a single facility and its Shanghai, China, operations into a single facility.

Magma expects to complete these actions in the fourth quarter of its 2009 fiscal year, which ends on May 3, 2009.

In connection with these actions, Magma expects to record a restructuring charge in the third quarter of its 2009 fiscal year ranging from $2.75 million to $3.75 million. The majority of these charges will include personnel-related costs, including severance benefits and other costs. Most of these charges represent cash expenditures which are expected to be paid during the fourth quarter of Magma’s 2009 fiscal year.

On February 5, 2009, Magma issued a press release related to these actions. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

During the third quarter of Magma’s 2009 fiscal year, Magma instituted salary reductions for Rajeev Madhavan (Magma’s Chief Executive Officer), Roy E. Jewell (Magma’s President and Chief Operating Officer), Peter S. Teshima (Magma’s Corporate Vice President, Finance and Chief Financial Officer), Bruce Eastman (Magma’s Corporate Vice President, Worldwide Sales), and David H. Stanley (Magma’s Corporate Vice President, Corporate Affairs and Corporate Secretary). In light of this salary reduction and a prior salary reduction, said officers’ salaries have been reduced by twenty percent (20%) such that their salaries are now as follows:

Applicable Officer	Fiscal 2009 Annual Base Salary ($)
Rajeev Madhavan	408,000
Roy E. Jewell	408,000
Peter S. Teshima	256,000
Bruce Eastman	240,000
David H. Stanley	240,000

FORWARD-LOOKING STATEMENTS

The statements above regarding the amount of estimated expenses and charges of these actions, anticipated timing for paying such expenses and recording such charges, anticipated completion date of these actions and related activities, the ability to successfully improve operating efficiencies, and plans to consolidate certain offices are forward-looking statements based on current information and expectations and involve a number of risks and uncertainties. A number of factors could cause actual results to differ materially from these statements, including but not limited to larger than projected costs and difficulties in implementing the reduction in operations on the timetable currently contemplated. Magma undertakes no additional obligation to update these forward-looking statements. Please refer to Magma’s filings with the Securities and Exchange Commission, including but not limited to Magma’s most recent Quarterly Report on Form 10-Q for additional factors. These filings can be accessed via the Internet at http://www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Dated: February 5, 2009	By:	/s/ Peter S. Teshima
Peter S. Teshima
Corporate Vice President- Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 5, 2009.